As filed with the Securities and Exchange Commission on February 15, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SALARY.COM, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	7372 (Primary Standard Industrial Classification Code Number)	04-3465241 (I.R.S. Employer Identification No.)

195 West Street

Waltham, MA 02451

(781) 464-7300

(Address, including zip code, and telephone number,

including area code, of Registrant’s principal executive office)

Kent Plunkett

Chief Executive Officer

Salary.com, Inc.

195 West Street

Waltham, MA 02451

(781) 464-7300

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

Copies to:
Stuart M. Cable, Esq. Kenneth J. Gordon, Esq. Robert E. Puopolo, Esq. Goodwin Procter LLP Exchange Place Boston, Massachusetts 02109 (617) 570-1000	William B. Asher, Esq. Lee S. Feldman, Esq. Choate Hall & Stewart LLP Two International Place Boston, Massachusetts 02110 (617) 248-4000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-138646

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)(3)
Common Stock, $0.0001 par value per share	$11,327,500	$1,239.04

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act.
(2)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price and includes the offering price of shares that the underwriters have the option to purchase to cover over-allotments, if any.
(3)	The $11,327,500 proposed maximum aggregate offering price is in addition to $57,500,000 registered pursuant to the Registration Statement on Form S-1 (File No. 333-138646).

This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). The contents of the Registration Statement on Form S-1 (File No. 333-138646) filed by Salary.com, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on February 14, 2007, are incorporated by reference into this Registration Statement.

The Company hereby certifies to the Commission that it (i) has instructed its bank to transmit to the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account as soon as practicable (but no later than the close of business on February 15, 2007), (ii) will not revoke such instructions, (iii) has sufficient funds in the relevant account to cover the amount of such filing fee and (iv) will confirm receipt of such instructions by its bank during the bank’s regular business hours no later than February 15, 2007.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Waltham, Commonwealth of Massachusetts on February 14, 2007.

SALARY.COM, INC.

By:  /s/  Elliot J. Mark

        Elliot J. Mark

        Senior Vice President and General

        Counsel

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 14, 2007:

Signature	Title

* G. Kent Plunkett	President, Chief Executive Officer, Chairman and Director (Principal Executive Officer)

* Kenneth S. Goldman	Senior Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial and Accounting Officer)

* Yong Zhang	Executive Vice President, Chief Operating Officer, Chief Technology Officer and Director

* Robert A. Trevisani	Director

* Terry Temescu	Director

* Paul Daoust	Director

* John Gregg	Director

* Edward McCauley	Director

* John Sumser	Director

*By /s/ Elliot J. Mark Elliot J. Mark attorney-in-fact

EXHIBIT INDEX

Number	Description

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

23.2	Consent of Grant Thornton LLP

23.3	Consent of Vitale, Caturano & Company LTD.

24.1	Power of Attorney (incorporated herein by reference to Exhibit 24.1 to the Registration Statement on Form S-1 of Salary.com, Inc. filed on November 13, 2006 and December 21, 2006, Registration No. 333-138646)